Exhibit 99.1

DIRECTV Announces Third Quarter 2014 Results

DIRECTV Revenues Grow 6% to $8.4 Billion.

  Revenue driven by DIRECTV U.S. ARPU growth of 4.8% along with DIRECTV Latin America subscriber growth over the last year.

DIRECTV Adjusted OPBDA Increases 5% to $2.0 Billion; Reported OPBDA Grows 2% to $2.0 Billion.

  DIRECTV U.S. improves OPBDA margin 120 basis points driving a 11% increase in OPBDA.

DIRECTV Free Cash Flow Increases 45% to Over $2.3 Billion Year To Date.

EL SEGUNDO, Calif.--(BUSINESS WIRE)--November 6, 2014--DIRECTV (NASDAQ:DTV) today announced that third quarter 2014 revenues increased 6% to $8.37 billion, adjusted operating profit before depreciation and amortization1 (OPBDA) and adjusted operating profit both increased 5% to $2.04 billion and $1.28 billion, respectively, and adjusted diluted earnings per share increased 4% to $1.33 compared to last year's third quarter. Adjusted financial results exclude a pre-tax charge of $62 million in the third quarter of 2014 resulting from the revaluation of the net monetary assets of the company's subsidiary in Venezuela. Reported OPBDA increased 2% to $1.98 billion, reported operating profit was relatively unchanged at $1.22 billion and reported diluted earnings per share declined to $1.21 compared to last year's third quarter.

“Our third quarter financial results continue to demonstrate the strong execution of our operations,” said Mike White, President and CEO of DIRECTV. “In the U.S., although competition for subscribers continues to be intense, revenue growth was very solid while operating profit before depreciation and amortization margin expanded year-over-year for the fifth consecutive quarter, highlighting our commitment to profitably grow our businesses through disciplined subscriber acquisitions and expense management, as well as smart pricing.” White added, “In Latin America, due to challenging macroeconomic and foreign exchange headwinds, we continue to focus on local currency performance which has allowed us to profitably grow our businesses, as well as begin generating positive cash flow in the region - one of our primary goals for the year.”

DIRECTV'S Operational Review

DIRECTV Consolidated	Three Months Ended September 30,		Nine Months Ended September 30,
Dollars in Millions except Earnings per Common Share	2014	2013	2014	2013
Reported Financial Results
Revenues	$8,374	$7,880	$24,338	$23,160
Reported Operating Profit Before Depreciation and Amortization(1)	1,977	1,933	6,071	5,934
Reported OPBDA Margin(1)	23.6%	24.5%	24.9%	25.6%
Reported Operating Profit	1,222	1,225	3,873	3,817
Reported Operating Profit Margin	14.6%	15.5%	15.9%	16.5%
Reported Net Income Attributable to DIRECTV	611	699	1,978	2,049
Reported Diluted Earnings Per Common Share	$1.21	$1.28	$3.88	$3.65
Capital Expenditures and Cash Flow
Cash Paid for Property and Equipment	256	218	710	563
Cash Paid for Subscriber Leased Equipment - Subscriber Acquisitions	327	418	872	1,190
Cash Paid for Subscriber Leased Equipment - Upgrade and Retention	207	255	625	718
Cash Paid for Satellites	80	82	189	276
Cash Flow Before Interest and Taxes(2)	1,514	1,085	4,207	3,371
Free Cash Flow(3)	792	372	2,330	1,608
Venezuela Currency Charge Impact On(4):
Operating Profit Before Depreciation and Amortization	(62)	—	(346)	(166)
Operating Profit	(62)	—	(346)	(166)
Net Income Attributable to DIRECTV	(62)	—	(346)	(136)
Diluted Earnings Per Common Share	$(0.12)	$—	$(0.68)	$(0.24)
Adjusted Financial Results
Adjusted Operating Profit Before Depreciation and Amortization(1)	2,039	1,933	6,417	6,100
Adjusted OPBDA Margin(1)	24.3%	24.5%	26.4%	26.3%
Adjusted Operating Profit	1,284	1,225	4,219	3,983
Adjusted Operating Profit Margin	15.3%	15.5%	17.3%	17.2%
Adjusted Net Income Attributable to DIRECTV	673	699	2,324	2,185
Adjusted Diluted Earnings Per Common Share	$1.33	$1.28	$4.56	$3.89

"Adjusted" financial results exclude the impact of the gains and charges outlined above associated with the remeasurement of the net monetary assets of the company's subsidiary in Venezuela. See footnote 4 for additional information.

Third Quarter Review

DIRECTV's third quarter revenues increased 6% to $8.37 billion principally due to strong ARPU growth at DIRECTV U.S. as well as subscriber growth at DIRECTV Latin America (DTVLA) over the last twelve months. These increases were partially offset by lower ARPU at DTVLA due to unfavorable changes in exchange rates.

Adjusted OPBDA and adjusted operating profit both increased 5% to $2.04 billion and $1.28 billion, respectively, compared to the third quarter of 2013. Adjusted OPBDA margin and adjusted operating profit margin both declined slightly to 24.3% and 15.3%, respectively, as higher margin at DIRECTV U.S. was more than offset by a decline in margin at DTVLA primarily due to the favorable ECAD settlement in the prior year period discussed below, as well as $19 million of transaction related costs in the current quarter. Reported OPBDA increased 2% to $1.98 billion and reported operating profit was relatively unchanged at $1.22 billion in the third quarter.

In the third quarter of 2013, DTVLA settled a fee dispute and paid $92 million to Escritório Central de Arrecadação e Distribuição, or ECAD, the organization in Brazil responsible for collecting performance rights fees under Brazilian law. The settlement resulted in a $128 million pre-tax gain for the reversal of amounts previously expensed. The gain was comprised of a reduction in "Broadcast Programming and Other" of $70 million, a reduction in "Interest Expense" of $37 million and $21 million in "Other, net" in the Consolidated Statements of Operations.

Third quarter adjusted net income attributable to DIRECTV declined to $673 million, as the higher adjusted operating profit was more than offset by the impact of the favorable ECAD settlement in the prior year period. Adjusted diluted earnings per share grew 4% to $1.33 in the quarter due to the impact of share repurchases made prior to the announcement of the pending transaction with AT&T. Reported net income attributable to DIRECTV decreased to $611 million and reported diluted earnings per share declined to $1.21.

Cash flow before interest and taxes2 increased 40% to $1.51 billion compared to the third quarter of 2013, primarily due to the higher OPBDA along with a reduction in cash paid for leased equipment at DIRECTV U.S. and DTVLA primarily related to declining set-top box costs and the timing of purchases at DTVLA. The cash flow before interest and taxes comparison was also favorably impacted by the $92 million payment to settle the ECAD dispute in the third quarter of 2013. Free cash flow3 more than doubled to $792 million compared to the third quarter of 2013, as the higher cash flow before interest and taxes was slightly offset by an increase in income tax payments mainly due to the timing of payments.

Year to Date Review

DIRECTV's revenues for the first nine months of 2014 of $24.34 billion increased 5% principally due to higher ARPU at DIRECTV U.S. as well as subscriber growth over the last year at DTVLA. These increases were partially offset by lower ARPU at DTVLA primarily due to unfavorable changes in exchange rates.

Adjusted OPBDA increased 5% to $6.42 billion and adjusted operating profit increased 6% to $4.22 billion compared with the same period of 2013. Adjusted OPBDA margin expanded slightly from 26.3% to 26.4% and adjusted operating profit margin increased slightly from 17.2% to 17.3% in the period as the higher margin at DIRECTV U.S. was mostly offset by a decline in margin at DTVLA primarily due to the favorable ECAD settlement in the prior year period and costs associated with the FIFA World Cup in 2014. Also impacting the comparison was $39 million of transaction related costs in 2014. Reported OPBDA increased 2% to $6.07 billion and reported operating profit increased 1% to $3.87 billion in the first nine months of 2014.

Adjusted net income attributable to DIRECTV increased 6% to $2.32 billion compared with the first nine months of 2013 primarily due to higher adjusted operating profit and favorable comparisons on the "Other, net" line of the Consolidated Statements of Operations. "Other, net" was impacted by a $34 million improvement in foreign currency translation at Sky Brasil and a $59 million non-cash pre-tax charge in the second quarter of 2013 due to the deconsolidation of DSN Northwest. Also impacting the comparison was the favorable ECAD settlement in the prior year period and an increase in income tax expense mostly related to higher earnings before taxes. Adjusted diluted earnings per share improved 17% to $4.56 due to the higher adjusted net income, as well as the impact of share repurchases made prior to the announcement of the proposed transaction with AT&T. Reported net income attributable to DIRECTV decreased to $1.98 billion while reported diluted earnings per share improved 6% to $3.88.

Cash flow before interest and taxes increased 25% to $4.21 billion compared to the first nine months of 2013 primarily due to the higher OPBDA along with a reduction in cash paid for leased equipment related to declining equipment costs at DIRECTV U.S. and DTVLA, higher usage of refurbished set-top boxes at DIRECTV U.S. and lower post-paid gross additions at DTVLA. The cash flow before interest and taxes comparison was also favorably impacted by lower satellite payments at DIRECTV U.S. and the $92 million payment to settle the ECAD dispute in the third quarter of 2013. Free cash flow grew 45% to $2.33 billion compared to the first nine months of 2013, as the higher cash flow before interest and taxes was partially offset by an increase in income tax payments primarily related to higher earnings before taxes.

Also during the first nine months of 2014, but not included in free cash flow, were a March 2014 debt issuance by DIRECTV U.S. of $1,250 million principal amount of 4.45% senior notes due in 2024, an April 2014 debt redemption by DIRECTV U.S. of $1,000 million principal amount of 4.750% senior notes due in 2014, cash paid for share repurchases of $1.39 billion, as well as a $383 million reduction in DIRECTV’s cash balance resulting from the devaluation of the Venezuelan bolivar denominated cash balances in 2014.

SEGMENT FINANCIAL REVIEW DIRECTV U.S. Segment

DIRECTV U.S.	Three Months Ended September 30,		Nine Months Ended September 30,
Dollars in Millions except ARPU	2014	2013	2014	2013
Reported Financial Results
Revenues	$6,506	$6,170	$18,865	$17,903
Average Monthly Revenue per Subscriber (ARPU) ($)	107.27	102.37	103.57	99.00
Operating Profit Before Depreciation and Amortization(1)	1,548	1,396	4,965	4,568
OPBDA Margin(1)	23.8%	22.6%	26.3%	25.5%
Operating Profit	1,113	987	3,675	3,343
Operating Profit Margin	17.1%	16.0%	19.5%	18.7%
Capital Expenditures and Cash Flow
Cash Paid for Property and Equipment	187	155	514	420
Cash Paid for Subscriber Leased Equipment - Subscriber Acquisitions	143	190	375	515
Cash Paid for Subscriber Leased Equipment - Upgrade and Retention	134	162	348	392
Cash Paid for Satellites	19	46	52	154
Cash Flow Before Interest and Taxes(2)	1,302	1,060	3,605	3,179
Subscriber Data (in 000's except Churn)
Gross Subscriber Additions	1,023	1,109	2,822	2,841
Average Monthly Subscriber Churn	1.73%	1.61%	1.58%	1.53%
Net Subscriber Additions (Disconnections)	(28)	139	(50)	76
Cumulative Subscribers	20,203	20,160	20,203	20,160

Third Quarter Review

In the third quarter, DIRECTV U.S. revenues increased 5% to $6.51 billion compared with the third quarter of 2013 primarily due to strong ARPU growth of 4.8%. The improvement in ARPU to $107.27 was driven by price increases on programming packages, higher advanced receiver service fees, increased ad sales, higher fees for the enhanced warranty program and increased commercial business revenues. These improvements were partially offset by increased promotional offers to existing customers and lower revenue from pay-per-view events.

DIRECTV U.S. subscriber net losses were approximately 28,000 in the third quarter of 2014 compared to subscriber net additions of 139,000 in the prior year period. The change was primarily due to a decrease in gross additions resulting mainly from stricter credit policies, as well as a higher average monthly churn rate of 1.73% principally resulting from a more competitive environment and subscribers rolling off larger average promotional offers. DIRECTV U.S. ended the quarter with 20.20 million subscribers.

Third quarter OPBDA increased 11% to $1.55 billion and OPBDA margin improved from 22.6% to 23.8% principally due to higher revenues combined with lower upgrade and retention expenses mostly related to reduced equipment costs, as well as relatively unchanged subscriber service expense. Also contributing to the margin improvement was slower relative growth in subscriber acquisition costs mainly associated with the decrease in gross additions. Operating profit increased 13% to $1.11 billion and operating profit margin improved from 16.0% to 17.1% in the third quarter mainly due to the higher OPBDA and OPBDA margin.

DIRECTV Latin America

DIRECTV Latin America	Three Months Ended September 30,		Nine Months Ended September 30,
Dollars in Millions except ARPU	2014	2013	2014	2013
Reported Financial Results
Revenues	$1,820	$1,662	$5,330	$5,076
Average Monthly Revenue per Subscriber (ARPU) ($)	48.88	49.42	49.02	51.68
Reported Operating Profit Before Depreciation and Amortization(1)	453	558	1,150	1,393
Reported OPBDA Margin(1)	24.9%	33.6%	21.6%	27.4%
Reported Operating Profit	137	262	253	518
Reported Operating Profit Margin	7.5%	15.8%	4.7%	10.2%
Capital Expenditures and Cash Flow
Cash Paid for Property and Equipment	69	62	195	142
Cash Paid for Subscriber Leased Equipment - Subscriber Acquisitions	184	228	497	675
Cash Paid for Subscriber Leased Equipment - Upgrade and Retention	73	93	277	326
Cash Paid for Satellites	55	32	120	112
Cash Flow Before Interest and Taxes(2)	250	53	604	162
Subscriber Data (in 000's except Churn)
Gross Subscriber Additions(6)	993	1,023	3,415	3,393
Average Monthly Total Subscriber Churn(5)	2.99%	2.27%	2.42%	2.43%
Average Monthly Post-paid Subscriber Churn(5)	2.06%	1.93%	1.94%	2.18%
Net Subscriber Additions (Disconnections)(5)(6)	(119)	260	785	1,008
Cumulative Subscribers (5) (6)	12,353	11,337	12,353	11,337
Venezuela Currency Charge Impact On(4):
Operating Profit Before Depreciation and Amortization	(62)	—	(346)	(166)
Operating Profit	(62)	—	(346)	(166)
Adjusted Financial Results
Adjusted Operating Profit Before Depreciation and Amortization(1)	515	558	1,496	1,559
Adjusted OPBDA Margin(1)	28.3%	33.6%	28.1%	30.7%
Adjusted Operating Profit	199	262	599	684
Adjusted Operating Profit Margin	10.9%	15.8%	11.2%	13.5%

"Adjusted" financial results exclude the impact of the gains and charges outlined above associated with the remeasurement of the net monetary assets of the company's subsidiary in Venezuela. See footnote 4 for additional information.

DIRECTV Latin America owns approximately 93% of Sky Brasil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DTVLA, had approximately 6.52 million subscribers as of September 30, 2014, bringing the total subscribers in the region to 18.87 million.

Sky Brasil Segment

Sky Brasil	Three Months Ended September 30,		Nine Months Ended September 30,
Dollars in Millions except ARPU	2014	2013	2014	2013
Reported Financial Results
Revenues	$1,014	$883	$2,964	$2,790
Average Monthly Revenue per Subscriber (ARPU) ($)	60.00	56.50	59.57	59.90
Operating Profit Before Depreciation and Amortization(1)	307	353	907	926
OPBDA Margin(1)	30.3%	40.0%	30.6%	33.2%
Operating Profit	118	169	380	379
Operating Profit Margin	11.6%	19.1%	12.8%	13.6%
Other Data
Total Capital Expenditures	254	222	644	692
Net Subscriber Additions(5)(6) (in 000's)	27	88	273	216
Cumulative Subscribers(5)(6) (in 000's)	5,644	5,255	5,644	5,255

Third Quarter Review

Excluding changes in foreign exchange rates, Sky Brasil's third quarter revenues grew 14% versus the prior year period driven by an 8% increase in the average number of subscribers and a 5% increase in local currency ARPU. The increase in local currency ARPU was principally due to a reduction in credits to existing subscribers. When factoring in changes in foreign exchange rates, Sky Brasil's revenues increased 15% to $1.01 billion and ARPU improved 6% to $60.00 compared to the third quarter of 2013.

Third quarter net subscriber additions of approximately 27,000 declined compared to the prior year period, as improved gross additions were more than offset by the impact of increased churn associated with a reduction in credits to existing customers and the introduction of a prepaid service in the fourth quarter of 2013.

Excluding the impact of the favorable ECAD settlement in the third quarter of 2013, Sky Brasil OPBDA increased 8% to $307 million, while OPBDA margin declined from 32.0% to 30.3%. The decline in OPBDA margin was principally due to increased expenses related to customer service and systems initiatives. Also excluding the impact of the favorable ECAD settlement, operating profit increased 19% to $118 million and operating profit margin increased from 11.2% to 11.6%. Operating profit margin improved as the decline in OPBDA margin was more than offset by the impact of relatively unchanged depreciation expense.

PanAmericana and Other Segment

PanAmericana and Other	Three Months Ended September 30,		Nine Months Ended September 30,
Dollars in Millions except ARPU	2014	2013	2014	2013
Reported Financial Results
Revenues	$806	$779	$2,366	$2,286
Average Monthly Revenue per Subscriber (ARPU) ($)	39.64	43.07	40.12	44.27
Reported Operating Profit Before Depreciation and Amortization(1)	146	205	243	467
Reported OPBDA Margin(1)	18.1%	26.3%	10.3%	20.4%
Reported Operating Profit (Loss)	19	93	(127)	139
Reported Operating Profit Margin	2.4%	11.9%	NM*	6.1%
Other Data
Total Capital Expenditures	127	193	445	563
Net Subscriber Additions (Disconnections) (in 000's)	(146)	172	512	792
Cumulative Subscribers (in 000's)	6,709	6,082	6,709	6,082
Venezuela Currency Charge Impact On(4):
Operating Profit Before Depreciation and Amortization	(62)	—	(346)	(166)
Operating Profit	(62)	—	(346)	(166)
Adjusted Financial Results
Adjusted Operating Profit Before Depreciation and Amortization(1)	208	205	589	633
Adjusted OPBDA Margin(1)	25.8%	26.3%	24.9%	27.7%
Adjusted Operating Profit	81	93	219	305
Adjusted Operating Profit Margin	10.0%	11.9%	9.3%	13.3%

* Percentage not meaningful

"Adjusted" financial results exclude the impact of the gains and charges outlined above associated with the remeasurement of the net monetary assets of the company's subsidiary in Venezuela. See footnote 4 for additional information.

Third Quarter Review

Excluding changes in foreign exchange rates, third quarter revenues in the PanAmericana and Other segment grew 45% versus the prior year period driven by a 13% increase in the average number of subscribers and a 28% increase in local currency ARPU. The increase in local currency ARPU was principally due to price increases and growth in advanced services, partially offset by the higher penetration of lower ARPU mass market subscribers. When factoring in unfavorable changes in foreign exchange rates, most notably in Argentina and Venezuela, revenues increased 3% to $806 million compared to the third quarter of 2013, while ARPU decreased 8.0% to $39.64.

Subscriber net losses were approximately 146,000 in the third quarter of 2014 compared to subscriber net additions of 172,000 in the prior year period. The change was primarily due to lower prepaid reconnection rates following the completion of the FIFA World Cup tournament.

Also in the third quarter, adjusted OPBDA in the PanAmericana and Other segment increased slightly to $208 million while adjusted OPBDA margin declined to 25.8%. The decline in adjusted OPBDA margin was primarily driven by higher programming costs in Venezuela and increased subscriber acquisition costs mostly due to inflationary pressure on labor costs. In addition, adjusted operating profit decreased to $81 million and adjusted operating profit margin declined to 10.0% mainly due to the impact of higher depreciation and amortization resulting from leased equipment and infrastructure capital expenditures made over the last year. Reported OPBDA and reported operating profit decreased to $146 million and $19 million, respectively.

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV's third quarter 2014 earnings call will be available on the company's website at investor.directv.com. The webcast will begin at 2:00 p.m. ET, today, November 6, 2014. Access to the earnings call is also available in the United States by dialing (888) 715-1393 and internationally by dialing (913) 312-1466. The conference ID number is 5606519. A replay will also be archived on our website at investor.directv.com beginning November 7, 2014.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see DIRECTV's Annual Report on Form 10-K for the year ended December 31, 2013 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions” and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions”, and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) In February 2013, the Venezuelan government announced a devaluation of the bolivar from the official exchange rate of 4.3 bolivars per U.S. dollar to an official rate of 6.3 bolivars per U.S. dollar. As a result of the devaluation, we recorded a pre-tax charge of $166 million ($136 million after tax) in the first quarter of 2013 related to the remeasurement of the bolivar denominated net monetary assets of our Venezuelan subsidiary as of the date of the devaluation. This charge is listed as "Venezuelan currency devaluation charge" in the Consolidated Statements of Operations.

In the first quarter of 2013, the Venezuelan government announced an additional currency exchange system, the Sistema Complementario de Administración de Divisas, or SICAD 1, intended to function as an auction system for participants to exchange bolivars for U.S. dollars. Effective January 24, 2014, the Venezuelan government announced that dividends and royalties would be subject to the SICAD 1 program. We believe the SICAD 1 rate is the most representative rate to use for remeasurement, as the official rate of 6.3 bolivars per U.S. dollar will likely be reserved only for the settlement of U.S. dollar denominated obligations related to purchases of “essential goods and services,” and the equity of our Venezuelan subsidiary would be realized, if at all, through permitted dividends paid at the SICAD 1 rate. Therefore, as of March 31, 2014, we are remeasuring our Venezuelan subsidiary’s financial statements in U.S. dollars using the exchange rate determined by periodic auctions under SICAD 1, which was 10.7 bolivars per U.S. dollar at that date. Until that date, we used the official exchange rate of 6.3 bolivars per U.S. dollar. As a result of the remeasurement, we recorded a pre-tax (and after-tax) charge of $281 million in the first quarter of 2014 related to the remeasurement of the bolivar denominated net monetary assets of our Venezuelan subsidiary. This charge is listed as "Venezuelan currency devaluation charge" in the Consolidated Statements of Operations. Beginning in the second quarter of 2014, we are remeasuring the results of the Venezuelan subsidiary at the weighted-average rate of SICAD 1 auctions during the reporting period, and remeasuring the net monetary asset balance at the period-end rate based on the latest auction. As of June 30, 2014 and September 30, 2014, the period-end rates based on the latest auctions were 10.6 and 12.0 bolivars per U.S. dollar, respectively.

(5) Based on the results of an internal investigation, DTVLA determined that, beginning in 2012, certain employees of Sky Brasil directed activities which were inconsistent with Sky Brasil's authorized policies for subscriber retention and churn management. These activities had the effect of artificially reducing churn and increasing the Sky Brasil subscriber base during portions of 2012 and the first quarter of 2013. See DIRECTV's Current Report on Form 8-K filed with the SEC on June 27, 2013 for further details. Prior year results for subscribers, churn and ARPU have not been adjusted for the findings of this investigation.

(6) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. In addition, DTVLA gross and net additions exclude 1,000 video subscribers acquired in transactions in Brazil during the nine months ended September 30, 2013. DTVLA cumulative subscriber counts include these acquired customers.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This presentation may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: increased competition; increasing programming costs and our ability to renew programming contracts under favorable terms; increased subscriber churn or subscriber upgrade and retention costs; potential material increase in subscriber acquisition costs; general economic conditions; risks associated with doing business internationally, which for DIRECTV Latin America include political and economic instability and foreign currency exchange rate volatility and controls; pace of technological development; potential intellectual property infringement; loss of key personnel; satellite construction or launch delays; satellite launch and operational risks; loss of a satellite; theft of satellite programming signals; U.S. and foreign governmental and regulatory action; ability to maintain licenses and regulatory approvals; significant debt; indemnification obligations; reliance on network and information systems; and the outcome of legal proceedings. We may face other risks described from time to time in periodic reports filed by us with the U.S. Securities and Exchange Commission.

DIRECTV (NASDAQ:DTV) is one of the world's leading providers of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to over 20 million customers in the United States and nearly 19 million customers in Latin America. DIRECTV sports and entertainment properties include two regional sports networks (Rocky Mountain and Pittsburgh) and minority ownership interests in Root Sports Northwest and Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$8,374	$7,880	$24,338	$23,160
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	3,732	3,441	10,613	9,912
Subscriber service expenses	608	583	1,733	1,674
Broadcast operations expenses	108	98	312	305
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	980	941	2,705	2,564
Upgrade and retention costs	398	411	1,081	1,153
General and administrative expenses	571	473	1,542	1,452
Venezuelan currency devaluation charge	—	—	281	166
Depreciation and amortization expense	755	708	2,198	2,117
Total operating costs and expenses	7,152	6,655	20,465	19,343
Operating profit	1,222	1,225	3,873	3,817
Interest income	18	15	43	56
Interest expense	(215)	(182)	(677)	(618)
Other, net	1	43	93	6
Income before income taxes	1,026	1,101	3,332	3,261
Income tax expense	(411)	(391)	(1,338)	(1,192)
Net income	615	710	1,994	2,069
Less: Net income attributable to noncontrolling interest	(4)	(11)	(16)	(20)
Net income attributable to DIRECTV	$611	$699	$1,978	$2,049
Basic earnings attributable to DIRECTV per common share	$1.22	$1.29	$3.92	$3.68
Diluted earnings attributable to DIRECTV per common share	$1.21	$1.28	$3.88	$3.65
Weighted average number of common shares outstanding (in millions):
Basic	502	541	505	557
Diluted	507	545	510	562

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	September 30, 2014	December 31, 2013
Current assets
Cash and cash equivalents	$2,898	$2,180
Accounts receivable, net of allowances of $118 and $95	2,485	2,547
Inventories	269	283
Deferred income taxes	115	140
Prepaid expenses and other	748	803
Total current assets	6,515	5,953
Satellites, net	2,485	2,467
Property and equipment, net	6,785	6,650
Goodwill	3,955	3,970
Intangible assets, net	883	920
Investments and other assets	1,971	1,945
Total assets	$22,594	$21,905

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$4,268	$4,685
Unearned subscriber revenues and deferred credits	765	589
Current debt	1,439	1,256
Total current liabilities	6,472	6,530
Long-term debt	18,311	18,284
Deferred income taxes	1,759	1,804
Other liabilities and deferred credits	1,609	1,456
Commitments and contingencies
Redeemable noncontrolling interest	—	375
Total stockholders' deficit	(5,557)	(6,544)
Total liabilities and stockholders' deficit	$22,594	$21,905

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)
	Nine Months Ended September 30,
	2014	2013
Cash Flows From Operating Activities
Net income	$1,994	$2,069
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	2,198	2,117
Venezuelan currency devaluation charge	281	166
DSN Northwest deconsolidation charge	—	59
Amortization of deferred revenues and deferred credits	(37)	(40)
Share-based compensation expense	70	79
Equity in earnings from unconsolidated affiliates	(99)	(86)
Net foreign currency exchange and transaction losses	73	42
Dividends received	2	38
Net gains from sale of investments	(18)	(8)
Deferred income taxes	116	(19)
Excess tax benefit from share-based compensation	(23)	(24)
Other	56	(91)
Change in other operating assets and liabilities:
Accounts receivable	129	200
Inventories	14	53
Prepaid expenses and other	40	9
Accounts payable and accrued liabilities	(399)	(477)
Unearned subscriber revenue and deferred credits	176	152
Other, net	153	116
Net cash provided by operating activities	4,726	4,355
Cash Flows From Investing Activities
Cash paid for property and equipment	(2,207)	(2,471)
Cash paid for satellites	(189)	(276)
Investment in companies, net of cash acquired	(14)	(47)
Proceeds from sale of investments	30	140
Other, net	(4)	(158)
Net cash used in investing activities	(2,384)	(2,812)

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS-(continued)
(Dollars in Millions)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash Flows From Financing Activities
Issuance of commercial paper (maturity 90 days or less), net	—	90
Proceeds from short-term borrowings	300	441
Repayment of short-term borrowings	(371)	(327)
Proceeds from borrowings under revolving credit facility	—	10
Repayment of borrowings under revolving credit facility	—	(10)
Proceeds from long-term debt	1,406	1,484
Debt issuance costs	(7)	(8)
Repayment of long-term debt	(1,044)	(9)
Repayment of other long-term obligations	(50)	(48)
Common shares repurchased and retired	(1,386)	(3,228)
Stock options exercised	10	—
Taxes paid in lieu of shares issued for share-based compensation	(58)	(61)
Excess tax benefit from share-based compensation	23	24
Other, net	(64)	6
Net cash used in financing activities	(1,241)	(1,636)
Effect of exchange rate changes on Venezuelan cash and cash equivalents	(383)	(187)
Net increase (decrease) in cash and cash equivalents	718	(280)
Cash and cash equivalents at beginning of the period	2,180	1,902
Cash and cash equivalents at end of the period	$2,898	$1,622
Supplemental Cash Flow Information
Cash paid for interest	$786	$784
Cash paid for income taxes	1,134	1,035

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
DIRECTV U.S.
Revenues	$6,506	$6,170	$18,865	$17,903
Operating profit before depreciation and amortization(1)	1,548	1,396	4,965	4,568
Operating profit before depreciation and amortization margin(1)	23.8%	22.6%	26.3%	25.5%
Operating profit	$1,113	$987	$3,675	$3,343
Operating profit margin	17.1%	16.0%	19.5%	18.7%
Depreciation and amortization	$435	$409	$1,290	$1,225

SKY BRASIL
Revenues	$1,014	$883	$2,964	$2,790
Operating profit before depreciation and amortization(1)	307	353	907	926
Operating profit before depreciation and amortization margin(1)	30.3%	40.0%	30.6%	33.2%
Operating profit	$118	$169	$380	$379
Operating profit margin	11.6%	19.1%	12.8%	13.6%
Depreciation and amortization	$189	$184	$527	$547

PANAMERICANA AND OTHER
Revenues	$806	$779	$2,366	$2,286
Operating profit before depreciation and amortization (1)	146	205	243	467
Operating profit before depreciation and amortization margin(1)	18.1%	26.3%	10.3%	20.4%
Operating profit (loss)	$19	$93	$(127)	$139
Operating profit margin	2.4%	11.9%	*NM	6.1%
Depreciation and amortization	$127	$112	$370	$328

SPORTS NETWORKS, ELIMINATIONS AND OTHER
Revenues	$48	$48	$143	$181
Operating loss before depreciation and amortization(1)	(24)	(21)	(44)	(27)
Operating loss	(28)	(24)	(55)	(44)
Depreciation and amortization	4	3	11	17

TOTAL
Revenues	$8,374	$7,880	$24,338	$23,160
Operating profit before depreciation and amortization(1)	1,977	1,933	6,071	5,934
Operating profit before depreciation and amortization margin(1)	23.6%	24.5%	24.9%	25.6%
Operating profit	$1,222	$1,225	$3,873	$3,817
Operating profit margin	14.6%	15.5%	15.9%	16.5%
Depreciation and amortization	$755	$708	$2,198	$2,117
* Percentage not meaningful

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$6,506	$6,170	$18,865	$17,903
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	3,057	2,904	8,625	8,147
Subscriber service expenses	397	391	1,130	1,102
Broadcast operations expenses	74	68	221	220
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	776	756	2,085	1,979
Upgrade and retention costs	347	359	942	1,002
General and administrative expenses	307	296	897	885
Depreciation and amortization expense	435	409	1,290	1,225
Total operating costs and expenses	5,393	5,183	15,190	14,560
Operating profit	1,113	987	3,675	3,343
Interest income	1	1	2	2
Interest expense	(204)	(207)	(650)	(615)
Other, net	5	6	5	22
Income before income taxes	915	787	3,032	2,752
Income tax expense	(336)	(302)	(1,124)	(1,031)
Net income	$579	$485	$1,908	$1,721

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	September 30, 2014	December 31, 2013
Current assets
Cash and cash equivalents	$1,365	$797
Accounts receivable, net of allowances of $77 and $59	2,045	2,103
Inventories	242	249
Prepaid expenses and other	448	494
Total current assets	4,100	3,643
Satellites, net	1,747	1,810
Property and equipment, net	3,833	3,724
Goodwill	3,191	3,191
Intangible assets, net	514	527
Other assets	498	551
Total assets	$13,883	$13,446

LIABILITIES AND OWNER'S DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$3,236	$3,695
Unearned subscriber revenues and deferred credits	558	380
Current debt	1,329	1,200
Total current liabilities	5,123	5,275
Long-term debt	18,167	18,203
Deferred income taxes	1,597	1,641
Other liabilities and deferred credits	773	595
Commitments and contingencies
Owner's deficit	(11,777)	(12,268)
Total liabilities and owner's deficit	$13,883	$13,446

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash Flows From Operating Activities
Net income	$1,908	$1,721
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,290	1,225
Amortization of deferred revenues and deferred credits	(37)	(40)
Share-based compensation expense	55	60
Deferred income taxes	95	128
Excess tax benefit from share-based compensation	(18)	(20)
Other	(3)	4
Change in other operating assets and liabilities:
Accounts receivable	136	127
Inventories	7	66
Prepaid expenses and other	42	67
Accounts payable and accrued liabilities	(499)	(385)
Unearned subscriber revenue and deferred credits	178	153
Other, net	50	37
Net cash provided by operating activities	3,204	3,143
Cash Flows From Investing Activities
Cash paid for property and equipment	(514)	(420)
Cash paid for subscriber leased equipment - subscriber acquisitions	(375)	(515)
Cash paid for subscriber leased equipment - upgrade and retention	(348)	(392)
Cash paid for satellites	(52)	(154)
Investment in companies, net of cash acquired	(1)	(38)
Proceeds from sale of investments	16	12
Other, net	—	(67)
Net cash used in investing activities	(1,274)	(1,574)
Cash Flows From Financing Activities
Issuance of commercial paper (maturity 90 days or less), net	—	90
Proceeds from short-term borrowings	300	441
Repayment of short-term borrowings	(371)	(327)
Proceeds from borrowings under revolving credit facility	—	10
Repayment of borrowings under revolving credit facility	—	(10)
Proceeds from issuance of long-term debt	1,245	1,390
Debt issuance costs	(7)	(8)
Repayment of long-term debt	(1,000)	—
Repayment of other long-term obligations	(21)	(18)
Cash dividends paid to Parent	(1,500)	(3,200)
Excess tax benefit from share-based compensation	18	20
Other, net	(26)	6
Net cash used in financing activities	(1,362)	(1,606)
Net increase (decrease) in cash and cash equivalents	568	(37)
Cash and cash equivalents at beginning of the period	797	739
Cash and cash equivalents at end of the period	$1,365	$702
Supplemental Cash Flow Information
Cash paid for interest	$765	$733
Cash paid for income taxes	927	786

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cash Flow Before Interest and Taxes	$1,514	$1,085	$4,207	$3,371
Adjustments:
Cash paid for interest	(373)	(395)	(786)	(784)
Interest income	18	15	43	56
Income taxes paid	(367)	(333)	(1,134)	(1,035)
Subtotal - Free Cash Flow	792	372	2,330	1,608
Add Cash Paid For:
Property and equipment	790	891	2,207	2,471
Satellites	80	82	189	276
Net Cash Provided by Operating Activities	$1,662	$1,345	$4,726	$4,355
(2) and (3) - See footnotes above

Reconciliation of Reported Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating profit before depreciation and amortization	$1,977	$1,933	$6,071	$5,934
Subtract: Depreciation and amortization	755	708	2,198	2,117
Operating profit	$1,222	$1,225	$3,873	$3,817

* For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which is expected to be filed with the SEC in November 2014.

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)
DIRECTV
Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$8,374	$7,880	$24,338	$23,160

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$2,039	$1,933	$6,417	$6,100
OPBDA growth excluding Venezuelan currency devaluation charge	5.5%		5.2%
Subtract: Venezuelan currency devaluation charge	62	—	346	166
Operating profit before depreciation and amortization	1,977	1,933	6,071	5,934
Subtract: Depreciation and amortization	755	708	2,198	2,117
Operating profit	$1,222	$1,225	$3,873	$3,817
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	24.3%	24.5%	26.4%	26.3%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$8,374	$7,880	$24,338	$23,160

Operating profit excluding the Venezuelan currency devaluation charge	$1,284	$1,225	$4,219	$3,983
Operating profit growth excluding Venezuelan currency devaluation charge	4.8%		5.9%
Subtract: Venezuelan currency devaluation charge	62	—	346	166
Operating profit	$1,222	$1,225	$3,873	$3,817
Operating profit margin excluding the Venezuelan currency devaluation charge	15.3%	15.5%	17.3%	17.2%

Reconciliation of Adjusted Net Income (excluding the Venezuelan currency devaluation charge) to Net Income
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income attributable to DIRECTV excluding the Venezuelan currency devaluation charge	$673	$699	$2,324	$2,185
Subtract: Venezuelan after-tax currency devaluation charge	62	—	346	136
Net income attributable to DIRECTV	$611	$699	$1,978	$2,049
Net income growth excluding Venezuelan currency devaluation charge	(3.7)%		6.4%
Diluted weighted average shares	507	545	510	562
Adjusted diluted earnings per common share	$1.33	$1.28	$4.56	$3.89
Adjusted diluted earnings per common share growth excluding Venezuelan currency devaluation charge	3.9%		17.2%

Reconciliation of Adjusted Net Income (excluding the Venezuelan currency devaluation charge and the ECAD settlement gain) to Net Income
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income attributable to DIRECTV excluding the Venezuelan currency devaluation charge and the ECAD settlement gain	$673	$629	$2,324	$2,115
Subtract: Venezuelan after-tax currency devaluation charge	62	—	346	136
Subtract: ECAD settlement gain	—	(70)	—	(70)
Net income attributable to DIRECTV	$611	$699	$1,978	$2,049
Net income growth excluding the Venezuelan currency devaluation charge and the ECAD settlement gain	7.0%		9.9%
Diluted weighted average shares	507	545	510	562
Adjusted diluted earnings per common share	$1.33	$1.15	$4.56	$3.76
Adjusted diluted earnings per common share growth excluding the Venezuelan currency devaluation charge and the ECAD settlement gain	15.7%		21.3%

DIRECTV Latin America Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[2] to Net Cash Provided by Operating Activities
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cash Flow Before Interest and Taxes	$250	$53	$604	$162
Adjustments:
Cash paid for interest	(11)	(39)	(36)	(69)
Interest income	17	10	40	41
Income taxes paid	(58)	(64)	(200)	(223)
Add Cash Paid For:
Property and equipment	69	62	195	142
Subscriber leased equipment - subscriber acquisitions	184	228	497	675
Subscriber leased equipment - upgrade and retention	73	93	277	326
Satellites	55	32	120	112
Net Cash Provided by Operating Activities	$579	$375	$1,497	$1,166
(2) See footnotes above

Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$1,820	$1,662	$5,330	$5,076

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$515	$558	$1,496	$1,559
OPBDA growth excluding Venezuelan currency devaluation charge	(7.7)%		(4.0)%
Subtract: Venezuelan currency devaluation charge	62	—	346	166
Operating profit before depreciation and amortization	453	558	1,150	1,393
Subtract: Depreciation and amortization	316	296	897	875
Operating profit	$137	$262	$253	$518
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	28.3%	33.6%	28.1%	30.7%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$1,820	$1,662	$5,330	$5,076

Operating profit excluding the Venezuelan currency devaluation charge	$199	$262	$599	$684
Operating Profit growth excluding Venezuelan currency devaluation charge	(24.0)%		(12.4)%
Subtract: Venezuelan currency devaluation charge	62	—	346	166
Operating profit	$137	$262	$253	$518
Operating profit margin excluding the Venezuelan currency devaluation charge	10.9%	15.8%	11.2%	13.5%

DIRECTV Latin America Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge and the ECAD settlement gain) to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$1,820	$1,662	$5,330	$5,076

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge and the ECAD settlement gain	$515	$488	$1,496	$1,489
OPBDA growth excluding Venezuelan currency devaluation charge and the ECAD settlement gain	5.5%		0.5%
Subtract: Venezuelan currency devaluation charge	62	—	346	166
Subtract: ECAD settlement gain	—	(70)	—	(70)
Operating profit before depreciation and amortization	453	558	1,150	1,393
Subtract: Depreciation and amortization	316	296	897	875
Operating profit	$137	$262	$253	$518
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge and the ECAD settlement gain	28.3%	29.4%	28.1%	29.3%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge and the ECAD settlement gain) to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$1,820	$1,662	$5,330	$5,076

Operating profit excluding the Venezuelan currency devaluation charge and the ECAD settlement gain	$199	$192	$599	$614
Operating Profit growth excluding Venezuelan currency devaluation charge and the ECAD settlement gain	3.6%		(2.4)%
Subtract: Venezuelan currency devaluation charge	62	—	346	166
Subtract: ECAD settlement gain	—	(70)	—	(70)
Operating profit	$137	$262	$253	$518
Operating profit margin excluding the Venezuelan currency devaluation charge and the ECAD settlement gain	10.9%	11.6%	11.2%	12.1%

Sky Brasil Segment Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)
Sky Brasil
Reconciliation of Operating Profit Before Depreciation and Amortization (excluding the ECAD settlement gain) to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$1,014	$883	$2,964	$2,790

Operating profit before depreciation and amortization excluding the ECAD settlement gain	$307	$283	$907	$856
OPBDA growth excluding ECAD settlement gain	8.5%		6.0%
Subtract: ECAD settlement gain	—	(70)	—	(70)
Operating profit before depreciation and amortization	307	353	907	926
Subtract: Depreciation and amortization	189	184	527	547
Operating profit	$118	$169	$380	$379
Operating profit before depreciation and amortization margin excluding the ECAD settlement gain	30.3%	32.0%	30.6%	30.7%

Reconciliation of Operating Profit (excluding the ECAD settlement gain) to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$1,014	$883	$2,964	$2,790

Operating profit excluding the ECAD settlement gain	$118	$99	$380	$309
Operating profit growth excluding ECAD settlement gain	19.2%		23.0%
Subtract: ECAD settlement gain	—	(70)	—	(70)
Operating profit	$118	$169	$380	$379
Operating profit margin excluding the ECAD settlement gain	11.6%	11.2%	12.8%	11.1%

PanAmericana and Other Segment Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)
PanAmericana and Other
Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$806	$779	$2,366	$2,286

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$208	$205	$589	$633
OPBDA growth excluding Venezuelan currency devaluation charge	1.5%		(7.0)%
Subtract: Venezuelan currency devaluation charge	62	—	346	166
Operating profit before depreciation and amortization	146	205	243	467
Subtract: Depreciation and amortization	127	112	370	328
Operating profit (loss)	$19	$93	$(127)	$139
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	25.8%	26.3%	24.9%	27.7%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$806	$779	$2,366	$2,286

Operating profit excluding the Venezuelan currency devaluation charge	$81	$93	$219	$305
Operating profit growth excluding Venezuelan currency devaluation charge	(12.9)%		(28.2)%
Subtract: Venezuelan currency devaluation charge	62	—	346	166
Operating profit (loss)	$19	$93	$(127)	$139
Operating profit margin excluding the Venezuelan currency devaluation charge	10.0%	11.9%	9.3%	13.3%

DIRECTV U.S. Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating profit	$1,113	$987	$3,675	$3,343
Adjustments:
Subscriber acquisition costs (expensed)	776	756	2,085	1,979
Depreciation and amortization	435	409	1,290	1,225
Cash paid for subscriber leased equipment - upgrade and retention	(134)	(162)	(348)	(392)
Pre-SAC Margin	$2,190	$1,990	$6,702	$6,155
Pre-SAC Margin as a percentage of revenue	33.7%	32.3%	35.5%	34.4%

Reconciliation of Cash Flow Before Interest and Taxes[2] to Net Cash Provided by Operating Activities
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cash Flow Before Interest and Taxes	$1,302	$1,060	$3,605	$3,179
Adjustments:
Cash paid for interest	(368)	(373)	(765)	(733)
Interest income	1	1	2	2
Income taxes paid	(298)	(284)	(927)	(786)
Add Cash Paid For:
Property and equipment	187	155	514	420
Subscriber leased equipment - subscriber acquisitions	143	190	375	515
Subscriber leased equipment - upgrade and retention	134	162	348	392
Satellites	19	46	52	154
Net Cash Provided by Operating Activities	$1,120	$957	$3,204	$3,143

(2) See footnotes above
* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV believes this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV believes that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

DIRECTV U.S. Non-GAAP Financial Measure SAC Calculations
(Dollars in Millions, Except Per Subscriber Amounts)
(Unaudited)
DIRECTV HOLDINGS LLC (DIRECTV U.S.)
SAC Calculation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Subscriber acquisition costs (expensed)	$776	$756	$2,085	$1,979
Cash paid for subscriber leased equipment - subscriber acquisitions	143	190	375	515
Total acquisition costs	$919	$946	$2,460	$2,494
Gross subscriber additions (000's)	1,023	1,109	2,822	2,841
Average subscriber acquisition costs - per subscriber (SAC)	$898	$853	$872	$878

CONTACT:
DIRECTV
Media Contact:
Darris Gringeri, (212) 205-0882
or
Investor Relations:
(310) 964-0808